UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

Del Frisco’s Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35611

Delaware	20-8453116
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2900 Ranch Trail
Irving, TX 75063
(Address of principal executive offices, including zip code)

(469) 913-1845
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Joinder to the Amended Credit Agreement
Del Frisco’s Restaurant Group, Inc., a Delaware corporation (the “Company”), entered into the Joinder Agreement, dated as of February 26, 2019 (the “Joinder Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as the incremental term lender and JPMorgan Chase Bank, N.A. as the administrative agent (in such capacity, the “Administrative Agent”). The Joinder Agreement modifies the Credit Agreement, dated as of June 27, 2018 (as amended by that certain First Amendment, dated as of August 27, 2018, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto and the Administrative Agent. The Joinder Agreement provided the Company with incremental term loan commitments in a principal amount equal to $25,000,000. The Company drew the full amount of the incremental term loans on the date of the Joinder Agreement and after giving effect to the transaction, the Company has (a) an aggregate principal amount of $334,500,000 in term loans outstanding and (b) $50,000,000 of revolving commitments. The Company used the net proceeds of the incremental term loans to repay a portion of the outstanding amounts under its revolving credit facility. The transaction extends the maturity of a portion of the Company’s outstanding indebtedness and since the repayment does not reduce the commitments under the revolving credit facility, the transaction expanded the Company’s sources of liquidity without increasing leverage at this time.

Except as set forth in the Joinder Agreement, the terms and conditions applicable to the incremental term loans, including with respect to the interest rate margins, are the same as those applicable to the existing term loans.

The description above is a summary and is qualified in its entirety by the Joinder Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1
Joinder Agreement, dated as of February 26, 2019, by and among Del Frisco’s Restaurant Group, Inc., as the borrower, JPMorgan Chase Bank, N.A., as the incremental term loan lender and JPMorgan Chase Bank, N.A., as the administrative agent, to the Credit Agreement, dated as of June 27, 2018 (as amended by that certain First Amendment, dated as of August 27, 2018), by and among Del Frisco’s Restaurant Group, Inc., as the borrower, JPMorgan Chase Bank, N.A., as the administrative agent and the other lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL FRISCO’S RESTAURANT GROUP, INC.

Date:	February 27, 2019	By:	/s/ Neil H. Thomson
Neil H. Thomson
Chief Financial Officer